Exhibit 99.1

OLD NAVY PRESIDENT JENNY MING TO LEAVE GAP INC. THIS FALL

Company Begins Search for Head of Old Navy

SAN FRANCISCO – July 11, 2006 – Gap Inc. (NYSE: GPS) today announced that Old Navy President Jenny Ming plans to leave the company this fall.

“My 19 years with Gap Inc. have been exciting and rewarding, particularly the past 12 years spent leading Old Navy,” said Ms. Ming. “Now the time is right for me personally, and for the brand, to make a change. I’m confident in the team’s ability to continue executing our strategies, and committed to ensuring a seamless transition.”

“I want to thank Jenny for her nearly two decades of tremendous leadership and dedication to Gap Inc.,” said Paul Pressler, President and CEO, Gap Inc. “She helped lead the development of Old Navy from its conception, forever changing the apparel landscape by offering fashion at a great value in a uniquely fun store environment. And under Jenny’s leadership, the team built the strong, iconic brand we have today.”

After joining the company in 1986, Ms. Ming held various merchandising roles in Gap brand. She helped lead the launch of Old Navy in 1994 and was named president of the brand in 1998. Ms. Ming also played a key role in the initial development of the company’s fourth brand, Forth & Towne.

The company will conduct an internal and external search for Ms. Ming’s successor during the transition. “We’re looking for an exceptional leader with strong apparel retail experience, who has a track record inspiring creative teams,” said Mr. Pressler.

“As we begin this transition, improving Gap Inc.’s business performance continues to be our primary focus,” said Mr. Pressler. “I remain confident in the changes we’re making in all of our brands, including Old Navy, to drive our turnaround.”

Forward-Looking Statements

This press release and related recording contain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding the company’s ability to execute its strategies and improving business performance.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following: the risk that the company will be unsuccessful in gauging fashion trends and changing consumer preferences; the highly competitive nature of the company’s business in the U.S. and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the risk that the company will be unsuccessful in identifying and negotiating new store locations effectively; the risk that comparable store sales and margins will experience fluctuations; the risk that the company will be unsuccessful in implementing its strategic, operating and people initiatives; the risk that adverse changes in the company’s credit ratings may have a negative impact on its financing costs and structure in future periods; the risk that trade matters, events causing disruptions in product shipments from China and other foreign countries, or IT systems changes may disrupt the company’s supply chain or operations; and the risk that the company will not be successful in defending various proceedings, lawsuits, disputes, claims, and audits; any of which could impact net sales, costs and expenses, and/or planned strategies.

Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006. Readers should also consult the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 2006.

These forward-looking statements are based on information as of July 11, 2006, and the company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.

Gap Inc. is a leading international specialty retailer offering clothing, accessories and personal care products for men, women, children and babies under the Gap, Banana Republic, Old Navy and Forth & Towne brand names. Fiscal 2005 sales were $16 billion. Gap Inc. operates about 3,000 stores in the United States, the United Kingdom, Canada, France and Japan. For more information, please visit gapinc.com.

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Mark Webb 415-427-2161	Greg Rossiter 415-427-2360